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Exhibit (a)(1)(iii)

NOTICE OF GUARANTEED DELIVERY
FOR
TENDERED SHARES OF COMMON STOCK OR CLASS A COMMON STOCK
OF
DOVER DOWNS GAMING & ENTERTAINMENT, INC.

(NOT TO BE USED FOR SIGNATURE GUARANTEES)

        This form, or a form substantially equivalent to this form, must be used to accept the Offer (as defined below) if:

  (a)
  certificates for the shares of Common Stock or Class A Common Stock of Dover Downs Gaming & Entertainment, Inc. are not immediately available and cannot be delivered to the Depositary at or prior to 5:00 P.M., New York City time, on the Expiration Date (as defined in Section 1 of the Offer to Purchase);

  (b)
  the procedure for book-entry transfer cannot be completed on a timely basis; or

  (c)
  time will not permit all other documents required by the Letter of Transmittal to be delivered to the Depositary on or prior to the Expiration Date.

        This form, properly completed and duly executed, may be delivered by hand or transmitted by mail, or, for Eligible Institutions only (as defined in the Offer to Purchase), by facsimile transmission, to the Depositary. See Section 3 of the Offer to Purchase. The Eligible Institution which completes this form must communicate the guarantee to the Depositary at or prior to 5:00 P.M., New York City time, on the Expiration Date and must deliver the Letter of Transmittal and certificates for Shares (or confirmations of book-entry transfer) to the Depositary within three New York Stock Exchange trading days after the Expiration Date. Failure to do so could result in a financial loss to such Eligible Institution.

To: Mellon Investor Services LLC, Depositary

By Mail:	By Hand:	By Overnight Courier:
Mellon Investor Services LLC Reorganization Department P.O. Box 3301 South Hackensack, NJ 07606	Mellon Investor Services LLC Reorganization Department 120 Broadway, 13th Floor New York, NY 10271	Mellon Investor Services LLC Reorganization Department 85 Challenger Road Mail Drop—Reorg Ridgefield Park, NJ 07660
By Facsimile Transmission (For Eligible Institutions Only) (201) 296-4293 Confirm Receipt of Notice of Facsimile: (201) 296-4860
The Information Agent for the Offer is:
Mellon Investor Services LLC 85 Challenger Road Ridgefield, NJ 07660 Please Call Toll-Free (866) 293-6625

        Delivery of this Notice of Guaranteed Delivery to an address other than as set forth above or transmission of instructions via a facsimile number other than the one listed above will not constitute a valid delivery. Deliveries to the Company will not be forwarded to the Depositary and therefore will not constitute valid delivery.

        This form is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:

        The undersigned hereby tenders to Dover Downs Gaming & Entertainment, Inc., a Delaware corporation (the "Company"), upon the terms and subject to the conditions set forth in the Offer to Purchase, dated November 10, 2004 (the "Offer to Purchase"), and the related letter of transmittal (the "Letter of Transmittal" which, together with the Offer to Purchase, constitutes the "Offer"), receipt of which is hereby acknowledged, the number of shares (the "Shares"") listed below of the Company's Common Stock or Class A Common Stock, pursuant to the guaranteed delivery procedure set forth in Section 3 of the Offer to Purchase.

Number and Class of Shares:	Signature(s)
Certificate Nos.: (if available)	Names(s) (Please Print)
If Shares will be tendered by book-entry transfer:
Name of Tendering Institution:	Address(es)
Account No. at DTC:	Area Code and Telephone Number
Dated:

ODD LOTS

To be completed ONLY if Shares are being tendered by or on behalf of persons owning, beneficially or of record, an aggregate of fewer than 100 Shares.

The undersigned either (check one):

☐
is the beneficial owner or owner of record of an aggregate of fewer than 100 Shares, all of which are tendered; or

☐
is a broker, dealer, commercial bank, trust company or other nominee that (i) is tendering, for the beneficial owners(s) thereof, Shares with respect to which it is the record owner, and (ii) believes, based upon representations made to it by each such beneficial owner, that such beneficial owner owns, beneficially or of record, an aggregate of fewer than 100 Shares, and is tendering all of such Shares.

CONDITIONAL TENDER

UNLESS THIS BOX HAS BEEN COMPLETED AND A MINIMUM SPECIFIED, THE TENDER WILL BE DEEMED UNCONDITIONAL (See Sections 3 and 6 of the Offer to Purchase)

☐
Check here if tender of Shares is conditional on the Company purchasing all or a minimum number of the tendered Shares and complete the following:

  Minimum Number of Shares that must be purchased, if any are purchased:

             Shares

GUARANTEE
(NOT TO BE USED FOR SIGNATURE GUARANTEE)

        The undersigned, a firm that is a member of a registered national securities exchange or the National Association of Securities Dealers, Inc. or a bank, broker, dealer, credit union, savings association or other entity that is an "eligible guarantor institution" within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934 and is a participant or member of the Securities Transfer Agents Medallion Program or such other Medallion signature guarantee program as may be acceptable to the Company, guarantees that (a) the above-named person(s) has a "net long position" in the Shares being tendered within the meaning of Rule 14e-4 promulgated under the Securities Exchange Act of 1934, as amended, (b) such tender of Shares complies with Rule 14e-4 and (c) the undersigned will deliver to the Depositary, at one of its addresses set forth above, (i) certificate(s) for the Shares tendered hereby, in proper form for transfer; or (ii) a confirmation that the Shares tendered hereby have been delivered pursuant to the procedure for book-entry transfer set forth in the Offer to Purchase, in each case, together with a properly completed and duly executed Letter(s) of Transmittal (or facsimile(s) thereof), with any required signature guarantee(s) and any other required documents, all within three New York Stock Exchange trading days after the Expiration Date.

Name of Firm	Authorized Signature

Address	Name

City, State, Zip Code	Title

Area Code and Telephone Number

Dated:                        , 2004.

DO NOT SEND STOCK CERTIFICATES WITH THIS FORM
YOUR STOCK CERTIFICATES MUST BE SENT WITH
THE LETTER OF TRANSMITTAL.

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GUARANTEE (NOT TO BE USED FOR SIGNATURE GUARANTEE)